UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2023
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The RealReal, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38953	45-1234222
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Francisco Street Suite 400 San Francisco, CA 94133
(Address of Principal Executive Offices, including Zip Code)
(855) 435-5893
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_______________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	REAL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05     Costs Associated with Exit or Disposal Activities.
On February 15, 2023, The RealReal, Inc. (the “Company”) announced a savings plan intended to reduce operating expenses. The Company is reducing its headcount and rationalizing its real estate footprint.

Under this plan, the Company will (a) terminate approximately 230 employees (the “RIF”), representing approximately 7% of its workforce, and (b) reduce its real estate presence, as described herein (the “Real Estate Reduction Plan”). At this time, the Company intends to (i) close two flagship stores (San Francisco, California and Chicago, Illinois), two neighborhood stores (Atlanta, Georgia and Austin, Texas), and two luxury consignment offices (Miami, Florida and Washington, D.C.), including any co-located logistics hubs, and (ii) reduce its office spaces in San Francisco, California and New York, New York. The Company will continue to evaluate its real estate presence as it deems appropriate to create efficiencies and to address trends in the marketplace and macroeconomic factors.

Costs Associated with the RIF

The Company estimates that it will incur non-recurring charges of approximately $1.7 to 2.2 million in connection with the RIF, primarily consisting of severance payments, employee benefits contributions and related costs. The Company expects that the majority of these charges will be incurred in the first quarter of fiscal 2023 and that the implementation of the headcount reductions, including cash payments, will be substantially complete by the end of the first quarter of fiscal 2023.

Potential position eliminations are subject to legal requirements that vary by jurisdiction, which may extend this process beyond the first quarter of fiscal 2023 in certain cases. The charges that the Company expects to incur are subject to a number of assumptions, including legal requirements in various jurisdictions, and actual expenses may differ materially from the estimates disclosed above.

Costs Associated with the Real Estate Reduction Plan

The Company expects to incur charges related to its decision to exit and sublease or cease use of certain facilities under the Real Estate Reduction Plan.

At this time, the Company cannot reasonably estimate these charges, total costs or an estimated range of total costs associated with the plan or an estimate of the amount or range of amounts that will result in future cash expenditures. The Company will file an amendment to this Current Report on Form 8-K once it makes a determination of such estimates or ranges of estimates, if any.

Item 2.06     Material Impairments.
To the extent required, the information contained in Item 2.05 of this Current Report on Form 8-K is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements relating to the Company’s savings plan intended to reduce operating expenses that are based on the Company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about the Company’s planned RIF and real estate reduction, including store closures, office space reduction, office and logistics hub closures, and costs, charges and expenses relating thereto. Actual results and events could differ materially from those predicted or implied, and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to, legal requirements in various jurisdictions, the impact of the COVID-19 pandemic on the Company’s operations and Company’s business environment, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate the Company’s merchandising and fulfillment operations, labor shortages and other reasons. More information about factors that could affect these forward-looking statements and the Company’s operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the Company's Investor Relations website at investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements, except as required by law.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The RealReal, Inc.

Date: February 16, 2023	By:	/s/ Todd Suko
Todd Suko
Chief Legal Officer and Secretary